Exhibit 99.1

Longeveron Announces the Appointment of Ursula Ungaro to its Board of Directors

Miami, Florida - May 25th, 2021 - Longeveron Inc. (NASDAQ: LGVN) (“Longeveron” or “Company”), a clinical stage biotechnology company developing cellular therapies for chronic, aging-related and life-threatening conditions, announced today that Ursula Ungaro will be joining its Board of Directors as of June 1, 2021.

Ms. Ungaro was appointed to serve on the federal U.S. District Court for the Southern District of Florida in 1992 after being nominated by President George H.W. Bush and being confirmed by the U.S. Senate. After 29 years of federal service, Ms. Ungaro has announced that she will be retiring from the bench on May 31, 2021. In her time on the federal bench, she presided over and ruled in numerous major civil and criminal cases in legal domains ranging from constitutional principles, equal rights, securities issues, and the use of non-embryonic stem cell therapies, amongst many others. In addition to joining Longeveron’s Board, Ms. Ungaro will also be joining, as a Partner, the prestigious law firm Boies Schiller Flexner LLP.

“We are exceptionally fortunate and pleased to welcome Ms. Ungaro to our Board of Directors and look forward to drawing from her varied expertise after many years in the judiciary and in private practice to help guide Longeveron at this exciting time in its development, ” said Geoff Green, CEO of Longeveron. “Ms. Ungaro’s tremendous reputation, respect of all her peers, and wealth of experience, will prove invaluable as we continue to build Longeveron and advance our cellular therapies through clinical development to commercialization.”

Following her graduation with honors from the University of Florida School of Law in 1975 (one of just 17 women in a class of about 250), Ms. Ungaro practiced law in Miami, Florida where in 1981 she became a partner in Tew, Critchlow, Sonberg, Traum and Friedbauer, P.A. (later merged into Finley, Kumble Wagner, Heine, Underberg, Manley, Myerson and Casey, a national law firm). She subsequently joined Sparber, Shevin, Shapo and Heilbronner, a prestigious local law firm. She practiced law mainly in the area of complex commercial litigation, including in the areas of securities, corporate and tax law. From 1987 to 1992, Ms. Ungaro served as a trial judge on the Eleventh Judicial Circuit of the State of Florida. She has authored published articles in the areas of administrative law, legal ethics, and civil procedure. She is the recipient of the ORT Jurisprudence Award and has been recognized on several occasions by other organizations for her achievements in the law and service to the community.

“I am excited to have the opportunity to serve on the Board and to have the chance to participate with some very talented individuals in guiding Longeveron’s future success. In fact, a big part of my decision to retire from the judiciary was the opportunity to propel the further growth and success of Longeveron and help advance the exciting cell-based therapeutics the Company is developing,” remarked Judge Ungaro.

About Longeveron Inc.

Longeveron is a clinical stage biotechnology company developing cellular therapies for specific aging-related and life-threatening conditions. The Company’s lead investigational product is the LOMECEL-B™ cell-based therapy product (“Lomecel-B”), which is derived from culture-expanded medicinal signaling cells (MSCs) that are sourced from bone marrow of young, healthy adult donors. Longeveron believes that by using the same cells that promote tissue repair, organ maintenance, and immune system function, it can develop safe and effective therapies for some of the most difficult disorders associated with the aging process and other medical disorders. Longeveron is currently sponsoring Phase 1 and 2 clinical trials in the following indications: Aging Frailty, Alzheimer’s disease, the Metabolic Syndrome, Acute Respiratory Distress Syndrome (ARDS), and hypoplastic left heart syndrome (HLHS). The Company’s mission is to advance Lomecel-B and other cell-based product candidates into pivotal Phase 3 trials, with the goal of achieving regulatory approvals, subsequent commercialization and broad use by the healthcare community. Additional information about the Company is available at www.longeveron.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, statements about the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results; the timing and focus of our ongoing and future preclinical studies and clinical trials; the size of the market opportunity for our product candidates, the beneficial characteristics, safety, efficacy and therapeutic effects of our product candidates; our ability to obtain and maintain regulatory approval of our product candidates, our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available and our ability to avoid infringing the intellectual property rights of others. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact:

Brendan Payne

Stern Investor Relations

Office Direct: 212-698-8695 |Office Main: 212-362-1200

brendan.payne@sternir.com | www.sternir.com

Source: Longeveron Inc

Source: LGVN